As filed with the Securities and Exchange Commission on October 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell H. Gold, M.D.

Chief Executive Officer

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher J. Voss

Stoel Rives LLP

3600 One Union Square

Seattle, Washington 98101

Tel: (206) 624-0900

Fax: (206) 386-7500

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)

Common stock, par value $.001 per share, including related rights to purchase Series A junior participating preferred stock	$125,000,000	$10,112.50

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. This Registration Statement registers an indeterminate number of shares of common stock that the Registrant may sell from time to time. The aggregate offering price for all the shares of common stock that the Registrant may sell from time to time pursuant to this Registration Statement will not exceed $125,000,000. In addition, in accordance with Rule 415(a)(4) under the Securities Act of 1933, the aggregate offering price for all the shares of common stock that the Registrant may sell from time to time in “at the market offerings” pursuant to this Registration Statement will not exceed 10% of the aggregate market value of the Registrant’s outstanding common stock that was held by non-affiliates of the Registrant on a date within sixty days prior to October 22, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 22, 2003

PROSPECTUS

$125,000,000

Common Stock

This prospectus and the accompanying prospectus supplement will allow us to sell common stock over time in one or more offerings up to a maximum aggregate initial offering price of $125,000,000. This means:

•	we will provide this prospectus and a prospectus supplement each time we sell the common stock;

•	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

•	you should read this prospectus and the prospectus supplement carefully before you invest in our common stock.

The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “DNDN.” On October 21, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $8.80 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “FACTORS THAT COULD AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION” CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2003, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF THE COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2003.

You should rely only on the information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the shares of common stock to be sold by this prospectus and the prospectus supplement in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Dendreon®, the Dendreon logo, DACS®, Provenge®, Mylovenge™, Myezenium™, Neuvenge™, Neuzenium™, Prozenium™ and the Antigen Delivery Cassette™ are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus or any related prospectus supplement are the property of their owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf ” registration process. Under this shelf registration process, we may sell common stock over time in one or more offerings up to a total dollar amount of $125,000,000. Each time we sell the common stock, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read this prospectus and the prospectus supplement, together with the documents to which we refer you under “Where You Can Find Additional Information” in this prospectus, before you invest in our common stock.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	our ability to complete and achieve positive results in clinical trials;

•	our ability to develop safe and efficacious vaccines and other therapeutic products;

•	our ability to comply with existing and future regulations affecting our business and obtain regulatory approvals for our products that are under development;

•	our ability to commercialize our products that are under development;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance, ability to finance our business, and financing plans;

•	our reliance on corporate collaborators for research and development, manufacturing, clinical trials management and other activities, and technology licenses;

•	our dependence on single-source vendors for some of our components;

•	the impact of competition and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business; and

•	other factors set forth under “Factors that Could Affect Our Results of Operations and Financial Condition” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.

In addition, in this prospectus and the prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-

looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

OUR BUSINESS

Dendreon Corporation is focused on the discovery and development of novel therapeutic products for the treatment of cancer. Our product pipeline includes therapeutic vaccines, monoclonal antibodies, small molecule and pro-drug product candidates. The product candidates most advanced in development are therapeutic vaccines designed to stimulate a patient’s immune system for the treatment of cancer. Provenge, our therapeutic vaccine for the treatment of prostate cancer, has advanced to Phase 3 clinical trials, the final stage of product development.

Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our Internet web site address is www.dendreon.com. The contents of our web site are not part of this prospectus, and the reference to our web site does not constitute incorporation by reference into this prospectus of the information contained at that site.

USE OF PROCEEDS

Except as otherwise described in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our common stock pursuant to this prospectus and the prospectus supplement to fund clinical trials, research, preclinical development and commercialization activities for our therapeutic vaccine products, monoclonal antibodies, pro-drugs, and small molecule products, increase our antigen-presenting cell processing capacity, satisfy third party obligations, and for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our common stock pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes.

Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any proceeds from the sale of our common stock pursuant to this prospectus and the prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

PLAN OF DISTRIBUTION

We may sell common stock pursuant to this prospectus and an accompanying prospectus supplement:

•	directly to purchasers;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of such methods.

In the event that we offer the common stock directly to purchasers or to purchasers through agents, the shares sold may be sold at a single closing and at a single price or at multiple closings and at multiple prices. We expect that the price or prices for any shares sold in such circumstances will reflect our negotiations with prospective investors as part of a book-building process, the market price of our common stock, recent trends in the market price of our common stock, other factors considered material by the prospective investors, and, if applicable, consultation with any agent involved with the sale or sales.

Regardless of the method used to sell the common stock, we will provide this prospectus and an accompanying prospectus supplement that will disclose:

•	the identity of any underwriters, dealers or agents that purchase or participate in the sales of the common stock;

•	the material terms of the sale, including the number of shares sold, the purchase price for the shares, which may be at a discount from the last reported sale price of our common stock on the Nasdaq National Market prior to such sale, the amount and nature of the proceeds or other consideration we will receive, and any over-allotment option that any underwriters for the shares may have;

•	the amount of any compensation, discounts, commissions or concessions to be received by or allowed or reallowed to the underwriters, dealers or agents;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by any underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of our common stock.

In addition to selling common stock to purchasers for cash, we may sell common stock to purchasers in consideration for promissory notes, services performed or goods provided to us or in satisfaction of outstanding indebtedness.

LEGAL MATTERS

Stoel Rives LLP, Seattle, Washington, will pass on the validity of the common stock being offered hereby.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of Corvas International, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference into this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•	Our Form 10-K/A for the fiscal year ended December 31, 2002, which was filed on April 28, 2003;

•	Our definitive proxy statement/prospectus relating to our annual stockholders’ meeting, which was filed on June 25, 2003;

•	Our Form 10-Q for the quarter ended March 31, 2003, which was filed on May 1, 2003, and our Form 10-Q for the quarter ended June 30, 2003, which was filed on August 14, 2003;

•	Our Current Reports on Form 8-K which were filed on February 25, May 6, June 13, June 16, July 30, August 8, and our Current Report on Form 8-K/A, which was filed on September 16, 2003;

•	The description of our common stock set forth in our registration statement on Form 8-A, which was filed on May 22, 2000; and

•	The description of our Series A junior participating preferred stock, as set forth in our Form 8-K, which was filed on September 25, 2002.

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus and the accompanying prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offering being registered. All amounts are estimates except the SEC registration statement filing fee.

Amount to Be Paid
SEC registration statement filing fee	$10,112
Nasdaq National Market listing fee(1)	16,000
Legal fees and expenses	100,000
Accounting fees and expenses	40,000
Printing fees and expenses	10,000
Transfer agent fees and expenses	3,000
Blue sky fees and expenses	1,000
Miscellaneous	4,888

Total	$185,000

(1)	The amount of the Nasdaq National Market listing fee will depend on the number of shares that the registrant issues pursuant to this registration statement and the times at which those shares are issued. The estimated amount shown reflects the aggregate Nasdaq National Market listing fees that would be payable if the registrant issues, in the aggregate, the maximum number of shares issuable under this registration statement, based on the closing price for the registrant’s common stock on the Nasdaq National Market on October 17, 2003, on an equal quarterly basis over a two-year period.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers. Reference is also made to Section 9.8 of the Fourth Amended and Restated Stockholders’ Rights Agreement filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-31920), indemnifying certain of the registrant’s stockholders, including controlling stockholders, against certain liabilities.

Item 16.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock certificate (3)

4.2	Rights Agreement dated as of September 18, 2002 between the registrant and Mellon Investor Services LLC (including the exhibits thereto) (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock (4)

5.1	Opinion of Stoel Rives LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consent of Stoel Rives LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereof)

(1)	Incorporated by reference to the registrant’s Form 10-Q for the quarter ended March 31, 2002, File No. 000-30681.

(2)	Incorporated by reference to the registrant’s Current Report on Form 8-K, as filed on June 13, 2003.

(3)	Incorporated by reference to the Registration Statement on Form S-1, File No. 333-31920.

(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 25, 2002, File No. 000-30681.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, King County, State of Washington, on this 17th day of October 2003.

DENDREON CORPORATION

By:	/s/ MITCHELL H. GOLD

Mitchell H. Gold, M.D. Chief Executive Office

Each of the undersigned hereby constitutes and appoints Mitchell H. Gold, M.D., and Martin A. Simonetti, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Dendreon Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MITCHELL H. GOLD, M.D Mitchell H. Gold, M.D	Chief Executive Officer (Principal Executive Officer) and Director	October 17, 2003

/s/ CHRISTOPHER S. HENNEY, PH.D., D.SC. Christopher S. Henney, Ph.D., D.Sc.	Executive Chairman of the Board of Directors	October 17, 2003

/s/ MARTIN A. SIMONETTI Martin A. Simonetti	Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2003

Susan Bayh	Director

/s/ GERARDO CANET Gerardo Canet	Director	October 17, 2003

Bogdan Dziurzynski	Director

/s/ TIMOTHY HARRIS, PH.D. Timothy Harris, Ph.D.	Director	October 17, 2003

/s/ M. BLAKE INGLE M. Blake Ingle	Director	October 17, 2003

Ruth Kunath	Director

/s/ DAVID L. URDAL, PH.D. David L. Urdal, Ph.D.	Director	October 17, 2003

/s/ DOUGLAS WATSON Douglas Watson	Director	October 17, 2003